EXHIBIT 4.1.4

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) is the type that the registrant treats as private and confidential.

OTC Agreement Number: [***] Case Number: [***] Cellectis Ref.: [***]

FOURTH AMENDMENT

TO EXCLUSIVE PATENT LICENSE AGREEMENT

THIS FOURTH AMENDMENT TO EXCLUSIVE PATENT LICENSE AGREEMENT (the “Fourth Amendment”) is made and entered effective as of the date of the last signature (the “Third Amendment Effective Date”), by and between Regents of the University of Minnesota (the “University”), a Minnesota constitutional corporation under the laws of the state of Minnesota, and Cellectis S.A, a Corporation under the laws of the France having a place of business at 8, rue de la Croix Jarry, 75013 Paris, France (the “Licensee” or “Cellectis”) each a “Party” and collectively, the “Parties”).

BACKGROUND

The Parties entered into an Exclusive Patent License Agreement (the “EPLA”) made effective as of January 10, 2011 as amended by a first amendment made effective as of May 24, 2012, by a second amendement made effective as of April 1, 2014 and by a third amendment made effective as of December 16, 2022 (the “Agreement”). The Parties wish to further amend the EPLA as indicated below.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Termination. Section 8.1.2 of the EPLA is hereby deleted in its entirety and replaced with the following:

8.1.2. The University may terminate this Agreement by delivering to Cellectis a written notice of termination at least ten (10) days before the date of termination if Cellectis (i) becomes insolvent; (ii) voluntarily files or has filed against it a petition under applicable bankruptcy or insolvency laws that Cellectis fails to have released within thurty (30) days after filing; (iii) proposes any dissolution, composition, or financial reorganization with creditors or if a receiver, trustee, custodian, or similar agent is appointed, ot (iv) makes a general assignment for the benfit of creditors.

2. Except as provided in this Fourth Amendment, the terms of the Agreement remain unchanged. Capitalized terms used in this Fourth Amendment that are not otherwise defined herein have the meanings ascribed to them in the Agreement.

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Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) is the type that the registrant treats as private and confidential.

OTC Agreement Number: [***] Case Number: [***] Cellectis Ref.: [***]

3. The Agreement, as amended by this Fourth Amendment, constitutes the entire agreement between the Parties with repect to the subject matter hereof.

4. For convenience, this Fourth Amendment may be signed electronically and/or electronically transmitted in Portable Document Format (PDF), in one or more copies, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument. The Parties acknowledge that the exchange of the Fourth Amendment signed electronically or signed manually by one or both Parties but transmitted in PDF format shall have the same legal value and probative force as the exchange of original signatures, and that in the event of any dispute, controversy or claim arising from the Agreement, each of the Parties hereby waives the right to invoke any defense and/or claim for exemption based on the signature and/or transmission of an original of the Fourth Amendment in electronic form.

IN WITNESS WHEREOF, acting through their respective duly authorized representatives, the University and Cellectis have duly executed, delivered and entered into this Fourth Amendment as of the Fourth Amendment Effective Date.

Regents of the University of Minnesota		Cellectis S.A.

By:	/s/	By:	/s/

Name:	[INSERT]	Name:	[INSERT]
Title:	[INSERT]	Title:	[INSERT]

Date:	[INSERT]	Date:	[INSERT]

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